Exhibit 99.1

SCIENTIGO™ AND GLOBAL DIRECTORY SOLUTIONS SIGN DEFINITIVE AGREEMENT AND UNVEIL FIND1ST™

Combined Technologies to Provide Global Framework for Enhanced Directory Assistance and Local Location Based Services for Wireless and Wireline Carriers and Service Providers

CHARLOTTE, N.C. — (Business Wire) — June 14, 2006 - Scientigo™, Inc. (OTCBB:SCNG), an emerging leader in next generation enterprise search and intelligent enterprise content management and the owner of Find.com, today announced that it has signed a Definitive Agreement to acquire an exclusive worldwide license to the next generation directory assistance technology platform owned and developed by Global Directory Solutions, LLC (GDS).

Scientigo™ and GDS, a company founded and led by the team of an original computerized Directory Assistance system platform that has served as the telecommunications industry standard for the past three decades, have collaborated to combine their respective technologies to create a powerful, fully integrated framework for enabling the global delivery of Enhanced Directory Assistance (EDA) and Local Location Based Services (LLBS). The companies have already initiated discussions with several major carriers to begin integration, installation, testing and deployment of its new EDA platform, featuring tigo׀search™, Scientigo™’s proprietary search engine technology and delivered over its FIND.com URL. Scientigo™ will market the EDA platform as FIND1st™.

A four-phase development tasking plan has been defined by Scientigo™ and GDS for the rollout of FIND1st™ and is commencing immediately. The companies expect to introduce FIND1st™ through marketing and/or distribution relationships with both wireless and wireline carriers and service providers through a revenue-sharing model. The planned design of FIND1st™ will enable operators to conduct queries quickly and efficiently, helping customers to locate relevant, local business information from their phone, computer or mobile device, including service and product locator, airline flight times, stock quotes and information, and restaurant and hotel information; personalized assistance, including local attractions, local events, driving directions with downloadable maps, movie listings and horoscopes; and general information, including public services locator, weather conditions, sports scores, headline news and lottery results.

Doyal Bryant, CEO of Scientigo™, noted, “In addition to providing comprehensive enhanced directory assistance info, our technology platform is intended to enable the provision of additional value-added services, such as click-to-call, pay-per-call, click-to-chat and other communications services, which we believe will greatly extend the range of value and revenue potential of our on-line EDA service to be offered via FIND.com. Ultimately, we expect that our technology will be used to bring both web-based and third-party data sources to a common search screen used by Directory Assistance operators worldwide. Our planned integration project is to merge these into a single tigo™ search environment.”

About Scientigo™

Scientigo™ (pronounced “see-ENH-ti-go”) is an emerging technology leader that invented, patented, and is now licensing the next-generation of intelligent document recognition, intelligent enterprise content management, and intelligent search technologies for consumers and the enterprise. Scientigo™´s patented tigo™ technology creates order from information chaos by using artificial intelligence, machine learning, rules-based systems, and patented XML technology to make it faster, easier, and less costly to capture, file, organize, and retrieve any type of information. This boosts employee productivity and corporate agility, reduces document management and research costs, and delivers

ROI practically overnight. This intelligent search can also be used for Web searches by visiting www.FIND.com. Operated by the Company’s subsidiary, Tigo Search, Inc., FIND.com’s easy-to-remember Website uses breakthrough Topification technology to help people stop searching and start FINDing. World-leading third-party independent software and solution providers are licensing Scientigo™´s technologies to dramatically improve the capabilities, benefits, and market appeal of their offerings; and to accelerate their time-to-market for the next-generation of intelligent information acquisition and retrieval systems. Scientigo™ can be reached on the Web at www.scientigo.com.

This news release may contain forward-looking statements. Forward-looking statements are indicated by words such as “expects,” “intends,” “anticipates,” “believes” and similar expressions. Our ability to achieve the results anticipated in such forward-looking statements is subject to risks and uncertainties, including, without limitation, the potential interest of third parties in our intellectual property portfolio, any potential growth of our company, our ability to successfully maximize the value of our intellectual property assets, in addition to general economic conditions, operating results, market acceptance of our solutions and other risks detailed from time to time in our reports filed with the Securities and Exchange Commission. These forward-looking statements are made in accordance with “safe harbor” provided by the Private Securities Litigation Reform Act of 1995 and no assurance can be given that the future results that are the subject of such forward-looking statements will be achieved. The Company undertakes no obligation to publicly update or revise the forward-looking statements, whether as a result of new information, future events, or otherwise.

FOR MORE INFORMATION, PLEASE CONTACT:
Elite Financial Communications Group, LLC
Greg Cox, 407-585-1080 or via email at scng@efcg.net